Exhibit 99.2

LOWE'S Q1 2022 RESULTS

Financial Highlights

$23.7B
IN SALES
-3.1%

-3.8%
U.S. COMP SALES

34.03%
GROSS MARGIN
+74 basis points

13.96%
OPERATING MARGIN
+67 basis points

$3.51
DILUTED EPS
+9.3%

WE RETURNED
$4.7 BILLION
to our shareholders through dividends and share repurchases

U.S. Comparable Sales Summary

-13.1%	COMP TRANSACTIONS
+9.3%	COMP $103.87 AVERAGE TICKET
+2.4%	LOWES.COM SALES GROWTH

Consolidated Monthly Comp Performance



+8.5%
+23.9%
-8.2%
+37.6%
-7.2%
+16.0%
FEB
MAR
APR
2022
2021

U.S. Monthly Comp Performance



+8.5%
+24.0%
-7.8%
+35.9%
-6.9%
+13.9%
FEB
MAR
APR
2022
2021

U.S. Comp Sales by Ticket Size



>$500
$50–$500
<$50
+6.3%
-8.3%
-14.2%

Product Category Performance

2-Year Comp above company average in 8 of 15 product categories

ABOVE COMPANY AVERAGE (vs. Q1 2021)

- ELECTRICAL
- BUILDING MATERIALS
- ROUGH PLUMBING
- PAINT
- MILLWORK
- FLOORING
- KITCHENS & BATH
- LUMBER
- DÉCOR
- APPLIANCES

Delivering on Initiatives

Lowe's MVPs

- **MVPs Pro Rewards** and Partnership Program exceeded expectations
- **Expanded Market Delivery Model** to Kentucky/Tennessee Region (4th market)
- Expanded utilization of **Store Inventory Management System** driving additional associate productivity
- Launched **STAINMASTER extensions** into Tile and Vinyl
- **Lowe's Livable Home** in 1,400+ stores and online

"Our sales this quarter were in line with our expectations, excluding our outdoor seasonal categories that were impacted by unseasonably cold temperatures in April. This quarter we delivered over 65 basis points of operating margin improvement, driven by our Total Home strategy and the execution of our Perpetual Productivity Improvement or PPI initiatives. I would like to thank our front-line associates for their ongoing commitment to our customers and our communities."
– Marvin R. Ellison, Chairman & CEO

Associates & Communities

Launched **Lowe's Hometowns, a five year $100 million investment** to improve the communities in which we live and work



All **15 Regions** Delivered 2-year Comp Growth over **+9%**

Total Home Strategy Providing a full complement of products and services for Pros and Consumers alike, enabling a Total Home solution for every need in the home Market Share Acceleration Drive Pro penetration Accelerate online business Expand installation services Drive localization Elevate assortment